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                                                                    EXHIBIT 10.4



December 11, 1996





Robert H. Kurnick, Jr., Esq.
Sr. Vice President and General Counsel
Penske Motorsports, Inc.
3270 W. Big Beaver Rd.
Suite 130
Troy, Michigan  48084

     RE: THE CALIFORNIA SPEEDWAY/KAISER VENTURES

Dear Rob:

     This letter will confirm our agreement that in connection with the transfer of certain real property from Kaiser Ventures Inc., ("KAISER") to The California Speedway Corporation, ("TCS") pursuant to a Purchase Agreement and Escrow Instructions (the "PURCHASE AGREEMENT"), dated October 8, 1996, we have agreed to amend the defined term "SDC PROPERTY" as used in the Water Rights Agreement (the "WATER RIGHTS AGREEMENT") between Kaiser and TCS (formerly Speedway Development Corporation), dated November 21, 1995. Kaiser and TCS hereby amend the Water Rights Agreement by adding to the definition of SDC Property contained therein all of the "PROPERTY" transferred from Kaiser to TCS pursuant to the Purchase Agreement. Except for the inclusion of the additional property in the definition of SDC Property, the Water Rights Agreement is not being amended in any other respect.

     If the foregoing accurately reflects your understanding, please so indicate by executing where provided for below.


Sincerely,                                  Agreed and Accepted:

Kaiser Ventures Inc.                        The California Speedway Corporation

By: /s/ Gerald A. Fawcett                   By: /s/ Robert H. Kurnick, Jr.
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Its: President                              Its: Senior Vice President
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Dated: December 12, 1996                    Dated: December 12, 1996
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